UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2002

NuTECH DIGITAL, INC.
(Exact name of Registrant as specified in charter)

California	000-50021	95-4642831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7900 Gloria Avenue
Van Nuys, California 91406
(Address of principal executive offices)

Registrant’s telephone number, including area code: (818) 994-3831

Item 4.    Changes in Registrant’s Certifying Accountant.

Moffitt & Company, P.C., the independent accountants who had been engaged by NuTech Digital, Inc. (the “Company”) as the principal accountants to audit the Company’s consolidated financial statements, resigned effective October 11, 2002.

The report of Moffitt & Company, P.C. on the financial statements of the Company as of and for the years ended December 31, 2001 and December 31, 2000 did not contain an adverse opinion, or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s two most recent fiscal years and the interim period from January 1, 2002 through the date of resignation, the Company did not have any disagreements with Moffitt & Company, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Moffitt & Company, P.C., would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

Item 7.    Financial Statements and Exhibits

16(c)	Letter re Change in Certifying Accountant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTECH DIGITAL, INC.

By:	/s/ LEE KASPER
Lee Kasper President

Dated: October 14, 2002

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